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                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and (b) dated June 9, 1995, with respect to the combined financial statements of Page East, Inc. for the year ended December 31, 1994 included in ProNet Inc.'s Current Report on Form 8-K dated July 5, 1995, both filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP
                                             ------------------------------
                                                     Ernst & Young LLP


Dallas, Texas
July 20, 1995